Exhibit 99.2
[LETTERHEAD OF UBS SECURITIES LLC]
The Board of Directors
Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated June 26, 2011, to the Board of Directors of Continucare Corporation (“Continucare”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinions of Continucare’s Financial Advisors — UBS Securities LLC” and “THE MERGER — Opinions of Continucare’s Financial Advisors — UBS Securities LLC” in, the proxy statement/prospectus relating to the proposed merger involving Continucare and Metropolitan Health Networks, Inc. (“Metropolitan”), which proxy statement/prospectus forms a part of Metropolitan’s Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC
UBS SECURITIES LLC

July 8, 2011